UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2021

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

(Prior name)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102 Fresno, CA	93722
(Address of principal executive offices)	(Zip Code)

(559) 271-5984

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 11, 2022, Health Revenue Assurance Holdings, Inc. (the “Company”), amended its articles of incorporation change its name to Ameriguard Security Services, Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations. The name was deemed effective by FINRA on March 17, 2022

Also on March 11, 2022, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 20 (the “Reverse”), which was declared effective by FINRA on March 17, 2022.

Item 8.01. Other Events

On March 17, 2022, FINRA declared the Name Change and the Reverse effective. Also on March 17, 2022, the Company was informed by FINRA that the Company’s ticker symbol would be changed to AGSS in twenty business days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on March 11, 2022.

3.2	Certificate of Change, filed with the Secretary of State of the State of Nevada on March 11, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2022

AMERIGUARD SECURITY SERVICES, INC.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	CEO

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